Exhibit 99.1
FOR IMMEDIATE RELEASE
Ultimate Software Reports Q4, Year-End 2007 Financial Results
Record $11 Million in New Annual Recurring Revenues for Quarter,
Record Total Revenue and Recurring Revenue Results for Quarter and Year
Weston, FL, February 6, 2008 — Ultimate Software (Nasdaq: ULTI), a leading provider of end-to-end strategic human resources, payroll, and talent management solutions, announced today financial results for its fourth quarter and the year ended December 31, 2007. For the fourth quarter ended December 31, 2007, recurring revenues increased 39% to $24.3 million, and total revenues increased 28% to $42.1 million, in both cases as compared with the fourth quarter of 2006. GAAP net income for the fourth quarter was $23.1 million, or $0.86 per diluted share. Included in GAAP net income was the non-cash release of the valuation allowance against deferred tax assets, which contributed $19.9 million to net income during the fourth quarter, or $0.74 per diluted share. Non-GAAP net income for the fourth quarter of 2007, which excludes stock-based compensation, amortization of acquired intangible assets and the income tax benefit from the non-cash release of the valuation allowance against deferred tax assets, was $6.2 million, or $0.23 per diluted share, compared to non-GAAP net income of $3.8 million, or $.14 per diluted share, for the fourth quarter of 2006.
For 2007, recurring revenues increased 36% to $87.0 million and total revenues increased 32% to $151.5 million, as compared to the prior year. GAAP net income for the year 2007 was $33.1 million, or $1.24 per diluted share. Included in GAAP net income was the non-cash release of the valuation allowance against deferred tax assets, which contributed $19.9 million to net income during the year, or $0.74 per diluted share. Excluding stock-based compensation, amortization of acquired intangible assets, and the income tax benefit from the non-cash release of the valuation allowance against deferred tax assets, non-GAAP net income for 2007 was $23.6 million, or $0.88 per diluted share, compared with non-GAAP net income of $10.4 million, or $0.39 per diluted share for 2006.
New annual recurring revenues (ARR) were $11.0 million for the fourth quarter of 2007, a 37% increase over the fourth quarter of 2006. ARR were $31.1 million for the year 2007, a 27% increase over ARR in 2006. (See Financial Highlights below for definition.)
“The fourth quarter of 2007 was a strong finish to a strong year. As expected, we produced new ARR of $11 million for the quarter, a record, and 85% of our new customers selected our Intersourcing offering,” said Scott Scherr, CEO, president, and founder of Ultimate Software.
“We reached another milestone by surpassing the $150 million mark in total revenues for the year, and we now have more than 800,000 employees ‘live’ and being serviced in our Intersourcing environment where our customer retention rate remained at 99 percent throughout 2007,” added Scherr. “We have extended our product suite, enhanced our services, and expanded our sales force. We enter 2008 with confidence in all areas of our business and are pleased with the increasing strength of our business model.”
Ultimate Software’s financial results teleconference will be held today, February 6, at 5:00 p.m. Eastern Time, via World Investor Link at http://www.vcall.com/IC/CEPage.asp?ID=124891. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance may be discussed during the teleconference call.

Financial Highlights
•	New ARR attributable to sales during the fourth quarter of 2007 increased 37% to $11.0 million compared with $8.0 million for the fourth quarter of 2006 and increased 27% to $31.1 million for 2007 compared with $24.5 million for 2006. New annual recurring revenues represent the expected one-year value from (i) new sales of the Company’s software-as-a-service offering, Intersourcing (including prorated one-time charges); (ii) maintenance revenues related to new license sales; and (iii) recurring revenues from additional sales to Ultimate Software’s existing client base.

•	Recurring revenues — consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business service providers — grew by 39% for the fourth quarter of 2007 compared with the same quarter of 2006, and by 36% for fiscal 2007 compared with fiscal 2006. Intersourcing revenues and, to a lesser extent, maintenance revenues, were the principal factors in the growth in recurring revenues.

•	The combination of cash, cash equivalents and marketable securities held by the Company was $35.9 million as of December 31, 2007, compared with $32.2 million as of September 30, 2007 and $33.0 million as of December 31, 2006, representing increases of $3.7 million and $2.9 million, respectively. In 2007, the Company generated $29.1 million in cash from operations. As discussed below, during 2007, the Company also repurchased 742,938 shares of the Company’s issued and outstanding $0.01 par value common stock (“Common Stock”) for $22.0 million under its Stock Repurchase Plan.

•	An income tax benefit of $19.9 million, or $0.74 per diluted share, was recognized in the fourth quarter of 2007 as a result of the non-cash release of the valuation allowance against deferred tax assets.
Stock Repurchase Plan
During the fourth quarter of 2007, the Company repurchased 88,000 shares of the Company’s Common Stock for $3.0 million in cash under its previously announced Stock Repurchase Plan. For the year 2007, the Company repurchased 742,938 shares of the Company’s Common Stock for $22.0 million in cash, which left 547,625 shares of Common Stock available for repurchase under such plan as of December 31, 2007.
On February 5, 2008, the Company’s Board of Directors extended the Stock Repurchase Plan (originally approved by the Board in late 2000) by authorizing the repurchase of up to 1,000,000 additional shares of the Company’s Common Stock. An aggregate of 1,547,625 shares of Common Stock are available for repurchase under the Stock Repurchase Plan as of today’s date (including the additional shares approved by the Board). The extent and timing of repurchase transactions will depend on market conditions and other business considerations.
Financial Outlook
Ultimate Software provides the following financial guidance for 2008 (which differs from the preliminary guidance provided on October 25, 2007):
•	increase new annual recurring revenues (ARR) generated in 2008 by 25% over those produced in 2007,

•	grow recurring revenues by 32% in 2008 compared with those in 2007,

•	increase total revenues by 25% compared with 2007,

•	produce operating margins, on a non-GAAP basis (discussed below), between 14% and 15%,

•	produce pre-tax income per diluted share, on a non-GAAP basis (discussed below), between $1.06 and $1.10, and

•	produce net income per diluted share, on a non-GAAP basis (discussed below), of $0.64 to $0.66, assuming an effective tax rate of 40% and a weighted average share count similar to the end of 2007.
Operating margin, pre-tax income and net income per diluted share expectations do not include the impact of non-cash equity-based compensation expense recognized under Statement of Financial Accounting Standards No. 123(R), “Accounting for Share-Based Payment,” or the impact of the non-cash amortization of the intangible assets resulting from the acquisition of the Company’s United Kingdom subsidiary in 2006, which the Company includes in its GAAP financial results. The Company has estimated that the total impact for these two items in 2008 will be between $16.0 million and $16.5 million.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ultimate Software
A leading provider of end-to-end strategic human resources, payroll, and talent management solutions, Ultimate Software markets its award-winning UltiPro products as on-demand services through its software-as-a-service offering, Intersourcing, and as licensed software. Based in Weston, FL, Ultimate Software employs approximately 750 professionals who are focused on developing the highest quality products and services. Ultimate Software’s IT team won a first place award for its management of Intersourcing from the American Business Awards in 2007, and its customer service team won two first-place awards for service excellence in 2006, one from the Service & Support Professionals Association and another from the American Business Awards. Ultimate Software was named a “Leader” in Forrester Research Inc.’s 2006 U.S. Midmarket HR solutions Wave ranking and ranked #3 on the 2006 and 2007 lists of the Best Medium-Sized Companies to Work For in America by the Great Place to Work Institute. Ultimate Software has approximately 1,600 customers representing diverse industries, including such organizations as The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Nintendo of America, Ruth’s Chris Steak House, and SkyWest Airlines. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com.
     UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman Chief Financial Officer and Investor Relations Phone: 954-331-7369 E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2007 (1)	2006 (1)	2007 (1)	2006 (1)
Revenues:
Recurring	$24,297	$17,479	$87,017	$63,935
Services	14,084	12,645	49,857	38,617
License	3,761	2,919	14,590	12,259

Total revenues	42,142	33,043	151,464	114,811

Cost of revenues:
Recurring	6,189	4,835	22,798	17,875
Services	10,888	9,601	40,327	30,256
License	633	424	1,659	1,389

Total cost of revenues	17,710	14,860	64,784	49,520

Gross profit	24,432	18,183	86,680	65,291

Operating expenses:
Sales and marketing	10,214	7,670	36,479	29,382
Research and development	7,221	5,938	28,162	22,471
General and administrative	4,089	3,124	14,434	10,648

Total operating expenses	21,524	16,732	79,075	62,501

Operating income	2,908	1,451	7,605	2,790
Interest expense	(53)	(43)	(214)	(195)
Other income, net	400	390	6,002	1,538

Income before income tax benefit	3,255	1,798	13,393	4,133
Income tax benefit, net	19,851	—	19,736	—

Net income	$23,106	$1,798	$33,129	$4,133

Net income per share:
Basic	$0.93	$0.07	$1.34	$0.17

Diluted	$0.86	$0.07	$1.24	$0.15

Weighted average shares outstanding:
Basic	24,742	24,270	24,701	23,853

Diluted	26,803	27,229	26,722	26,978

Non-GAAP Financial Results (See “Use of Non-GAAP Financial Information”) (1):

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2007(1)	2006(1)	2007(1)	2006(1)
Non-GAAP operating income	$5,832	$3,487	$17,985	$9,090
Non-GAAP net income	6,179	3,834	23,586	10,433
Non-GAAP net income per share:
Basic	$0.25	$0.16	$0.95	$0.44

Diluted	$0.23	$0.14	$0.88	$0.39

(1)	Net income and operating income for the three months ended December 31, 2007 included stock-based compensation of $2.9 million, amortization of acquired intangible assets of $46 thousand and an income tax benefit from the non-cash release of the valuation allowance against deferred tax assets of $19.9 million. There were no income taxes for the three months ended December 31, 2007. Net income and operating income for the twelve months ended December 31, 2007 included stock-based compensation of $10.1 million, amortization of acquired intangible assets of $208 thousand and an income tax benefit from the non-cash release of the valuation allowance against deferred tax assets of $19.9 million, net of related income taxes. Net income and operating income for the three and twelve months ended December 31, 2006 included stock-based compensation of $2.0 million and $6.2 million, respectively. Net income for the three and twelve months ended December 31, 2006, included $54 thousand from the amortization of acquired intangible assets. There were no income taxes for the three and twelve months ended December 31, 2006. Stock-based compensation includes expense for employee stock options and stock awards in accordance with SFAS 123(R).
     The following table sets forth the stock-based compensation expense (excluding the income tax effect, or “gross”) resulting from share-based arrangements and the amortization of acquired intangibles that are recorded in the Company’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Stock-based compensation:
Cost of recurring revenues	$146	$105	$635	$394
Cost of service revenues	300	265	1,542	874
Cost of license revenues	1	1	5	6
Sales and marketing	1,343	833	4,617	2,967
Research and development	232	211	985	620
General and administrative	856	567	2,388	1,385

Total non-cash stock-based compensation expense	$2,878	$1,982	$10,172	$6,246

Amortization of acquired intangibles:
General and administrative	$46	$54	$208	$54

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$17,462	$16,734
Accounts receivable, net	34,658	26,575
Short-term investments in marketable securities	17,120	14,247
Prepaid expenses and other current assets	9,801	8,611
Deferred tax assets, net	3,516	—

Total current assets	82,557	66,167

Property and equipment, net	18,238	13,480
Capitalized software, net	3,631	2,055
Goodwill	4,063	2,734
Long-term investments in marketable securities	1,298	2,039
Other assets, net	9,365	7,055
Long-term deferred tax assets, net	16,004	—

Total assets	$135,156	$93,530

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,528	$3,894
Accrued expenses	11,405	9,230
Current portion of deferred revenue	43,262	36,524
Current portion of capital lease obligations	2,002	1,512
Current portion of long-term debt	572	505

Total current liabilities	60,769	51,665

Deferred revenue, net of current portion	8,446	6,445
Deferred rent	2,652	2,788
Capital lease obligations, net of current portion	1,991	1,416
Long-term debt, net of current portion	320	194

Total liabilities	74,178	62,508

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	262	251
Additional paid-in capital	143,913	125,121
Accumulated other comprehensive (loss) income	(18)	1
Accumulated deficit	(50,371)	(83,500)

	93,786	41,873

Treasury Stock, at cost	(32,808)	(10,851)

Total stockholders’ equity	60,978	31,022

Total liabilities and stockholders’ equity	$135,156	$93,530

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Years Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net income	$33,129	$4,133
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,068	5,371
Provision for doubtful accounts	1,505	813
Non-cash stock-based compensation expense	10,172	6,246
Deferred income taxes	(19,851)	—
Changes in operating assets and liabilities:
Accounts receivable	(9,588)	(8,940)
Prepaid expenses and other current assets	(1,190)	(2,712)
Other assets	(2,517)	(3,484)
Accounts payable	(366)	1,021
Accrued expenses and deferred rent	2,039	3,365
Deferred revenue	8,739	9,617

Net cash provided by operating activities	29,140	15,430

Cash flows from investing activities:
Purchases of marketable securities	(20,036)	(22,208)
Maturities of marketable securities	17,890	20,990
Capitalized software	(1,653)	(1,801)
Acquisition-related expenses	(24)	(3,627)
Purchases of property and equipment	(7,429)	(6,367)

Net cash used in investing activities	(11,252)	(13,013)

Cash flows from financing activities:
Repurchases of Common Stock	(21,957)	(9,797)
Principal payments on capital lease obligations	(2,045)	(1,717)
Repayments of borrowings of long-term debt	(768)	(501)
Net proceeds from issuances of Common Stock	7,617	8,602

Net cash used in financing activities	(17,153)	(3,413)

Effect of foreign currency exchange rate changes on cash	(7)	(1)
Net increase (decrease) in cash and cash equivalents	728	(997)
Cash and cash equivalents, beginning of year	16,734	17,731

Cash and cash equivalents, end of year	$17,462	$16,734

Supplemental disclosure of cash flow information:
Cash paid for interest	$96	$102

Supplemental disclosure of non-cash financing activities:
•	The Company entered into capital lease obligations to acquire new equipment totaling $3,109 and $2,285 for the years ended December 31, 2007 and 2006, respectively.

•	The Company entered into a long-term installment loan agreement with a vendor to acquire computer software totaling $961 for the year ended December 31, 2007

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Non-GAAP operating income reconciliation:
Operating income	$2,908	$1,451	$7,605	$2,790
Operating income as a % of total revenues	7%	4%	5%	2%
Add back:
Non-cash stock-based compensation	2,878	1,982	10,172	6,246
Non-cash amortization of acquired intangible assets	46	54	208	54

Non-GAAP operating income	$5,832	$3,487	$17,985	$9,090

Non-GAAP operating income, as a % of total revenues	14%	11%	12%	8%

Non-GAAP net income reconciliation:
Net income	$23,106	$1,798	$33,129	$4,133
Add back:
Non-cash stock-based compensation	2,878	1,982	10,172	6,246
Non-cash amortization of acquired intangible assets	46	54	208	54
Income tax effect (1)	—	—	(72)	—
Release of valuation allowance on deferred tax assets	(19,851)	—	(19,851)	—

Non-GAAP net income	$6,179	$3,834	$23,586	$10,433

Non-GAAP diluted net income per share reconciliation:
Net income per share	$0.86	$0.07	$1.24	$0.15
Add back:
Non-cash stock-based compensation	0.11	0.07	0.38	0.24
Non-cash amortization of acquired intangible assets	—	—	0.01	—
Income tax effect (1)	—	—	(0.01)	—
Release of valuation allowance on deferred tax assets	(0.74)	—	(0.74)	—

Non-GAAP net income per diluted share	$0.23	$0.14	$0.88	$0.39

Basic	24,742	24,270	24,701	23,853

Diluted	26,803	27,229	26,722	26,978

(1)	Income tax impact of non-GAAP adjustments described above.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Ultimate Software believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management of the Company uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.
To compensate for these limitations, the Company presents its non-GAAP financial measures in connection with its GAAP results. Ultimate Software strongly urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.
Ultimate Software presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation. The Company’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and stock awards recorded in accordance with SFAS 123(R). For the three months ended December 31, 2007, stock-based compensation was $2.9 million. There were no income taxes for the three months ended December 31, 2007. For the twelve months ended December 31, 2007, stock-based compensation was $10.1 million, net of related income taxes. For the three and twelve months ended December 31, 2006, stock-based compensation was $2.0 million and $6.2 million, respectively. There were no income taxes for the three and twelve months ended December 31, 2006. Stock-based compensation expenses are excluded in the non-GAAP financial measures because they are non-cash expenses that the Company does not consider part of ongoing operations when assessing its financial performance. The Company believes that such exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three months ended December 31, 2007, the amortization of acquired intangible assets was $46 thousand. There were no income taxes for the three months ended December 31, 2007. For the twelve months ended December 31, 2007, the amortization of acquired intangible assets was $208 thousand, net of related income taxes. For the three and twelve months ended December 31, 2006, the amortization of acquired intangible assets was $54 thousand. There were no income taxes for the three and twelve months ended December 31, 2006. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because it is a non-cash expense that the Company does not consider part of ongoing operations when assessing its financial performance. The Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.
Release of the valuation allowance against deferred tax assets. During the three months ended December 31, 2007, in accordance with GAAP, the Company released the valuation allowance against its deferred tax assets and recognized a corresponding income tax benefit. The Company excluded this benefit from its non-GAAP financial measures because it is a non-cash benefit that the Company does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this benefit facilitates the comparison of results for the three and twelve months ended December 31, 2007 and the business outlook for future periods with results for prior periods, which did not include the release of the valuation allowance against deferred tax assets.